UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 18, 2015

Date of Report (Date of earliest event reported)

Sophiris Bio Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1258 Prospect Street
La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 777-1760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 18, 2015, Sophiris Bio Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the Company did not meet the minimum stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5450(b)(1)(A). Under the Nasdaq listing rules, the Company has 45 calendar days to submit a Compliance Plan (“Plan”) to regain compliance with the minimum stockholder’s equity requirement. If our Plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from August 18, 2015 for the Company to gain compliance with the minimum stockholders’ equity requirement.

The Company plans to submit our Plan to Nasdaq by no later than October 2, 2015. If our Plan is accepted we will be granted an extension of up to 180 days to regain compliance. If our Plan is not accepted, we will have the opportunity to appeal the decision before the Nasdaq Listing Qualifications Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

Dated: August 21, 2015
	By:	/s/ Peter Slover
Peter Slover
Chief Financial Officer